SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16, 2003

Date of report (Date of earliest event reported)

Valentis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

863A Mitten Road, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 697-1900
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

                On April 16, 2003, the Company announced that, on April 15, 2003, it received a notification from the Nasdaq Listing Qualifications Panel that its common stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the independent director and audit committee composition requirements of Nasdaq Marketplace Rules 4350(c) and 4350(d)(2).  A copy of the Company’s press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 7.  Exhibits.

99.1         Text of Press Release, dated April 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2003

VALENTIS, INC.

	By:	/s/ Benjamin F. McGraw III
Benjamin F. McGraw III, Pharm. D.
President and Chief Executive Officer

EXHIBIT INDEX

99.1                                                   Text of Press Release, dated April 16, 2003.